Exhibit 24

UNION PACIFIC CORPORATION

Powers of Attorney

Each of the undersigned directors of Union Pacific Corporation, a Utah corporation (the Company), do hereby appoint each of John J. Koraleski, Diane K. Duren, and James J. Theisen, Jr. his or her true and lawful attorney-in-fact and agent, to sign on his or her behalf the Company’s Annual Report on Form 10-K, for the year ended December 31, 2013, and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February 6, 2014.

/s/ Andrew H. Card, Jr. Andrew H. Card, Jr.	/s/ Michael R. McCarthy Michael R. McCarthy

/s/ Erroll B. Davis, Jr. Erroll B. Davis, Jr.	/s/ Michael W. McConnell Michael W. McConnell

/s/ Thomas J. Donohue Thomas J. Donohue	/s/ Thomas F. McLarty III Thomas F. McLarty III

/s/ Archie W. Dunham Archie W. Dunham	/s/ Steven R. Rogel Steven R. Rogel

/s/ Judith Richards Hope Judith Richards Hope	/s/ Jose H. Villarreal Jose H. Villarreal

/s/ Charles C. Krulak Charles C. Krulak	/s/ James R. Young James R. Young

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